Exhibit 99.1

MeetMe, Inc. Reports Record Results for the Second Quarter of 2012

NEW HOPE, PA – August 8, 2012 – MeetMe, Inc. (MEET: NYSE MKT), the public market leader for social discovery, today reported its financial results for the second quarter ended June 30, 2012.

•	Record second quarter revenue of $13.1 million, up 706% year-over-year.
o	Second quarter represents a 47% increase over the $8.9 million of combined revenue, a non-GAAP measure, of Quepasa and myYearbook during the same period a year ago.
•
Net Loss Allocable To Common Shareholders totaled $3.8 million or 11 cents per basic and diluted share in the second quarter of 2012, compared with a Net Loss Allocable To Common Shareholders of $2.3 million or 14 cents per basic and diluted share during the second quarter of 2011.

•	Adjusted EBITDA from Continuing Operations, a non-GAAP measure, totaled $1.8 million, an improvement from an Adjusted EBITDA loss of $275 thousand in the year ago period.
•	Mobile revenue grew 73% sequentially to $1.3 million, and 152% versus the same period a year ago.
•	On June 5 the company announced the rebrand of myYearbook to MeetMe and the name change of the company from Quepasa Corporation to MeetMe, Inc.
•	In June, meetme.com was the 18th most trafficked website in the U.S. by page views, according to comScore, and the 3rd most trafficked social network.

“MeetMe successfully executed its rebrand in the second quarter and is now positioned to bring our growing mobile products to an international audience in the third quarter,” said John Abbott, CEO of MeetMe. “In our July traffic metrics, we are seeing early signs of the power of the MeetMe brand to become the leading social network for meeting new people. We are pleased to see the virtual currency products launched during the first quarter drove more than 50% of mobile revenue in the second quarter. While we feel we are still early in our mobile monetization efforts, we see significant upside ahead.”

“In July, our first full calendar month since the announcement of the rebrand, all the key measuring sticks for the business increased,” noted Geoff Cook, COO of MeetMe. “MeetMe DAU increased 3% over the second quarter average to 1.058 million while mobile DAU increased 6% to over 642 thousand. MAU increased 7% vs. the second quarter average both overall and on mobile while new registrations leaped 28%. We signed up just shy of 1 million new users in July alone, and 37% of them came from mobile. Later this month, we look forward to launching MeetMe in Spanish and Portuguese and beginning the transition of Quepasa’s users to MeetMe by the end of September.”

Second Quarter 2012 Financial Highlights

•
Revenue from Continuing Operations: MeetMe revenue for the second quarter of 2012 was $13.1 million, up 706% from the $1.6 million recorded in the same period of 2011, and up 26% compared to $10.4 million in the first quarter of 2012.

•
Net Loss: MeetMe net loss allocable to common shareholders for the second quarter of 2012 was $3.8 million or $0.11 per share, an increase from the net loss allocable to common shareholders of $2.3 million or $0.14 per share in the same period of 2011.

•
Adjusted EBITDA: MeetMe Adjusted EBITDA from Continuing Operations for the second quarter of 2012 was $1.8 million or $0.05 per basic and diluted share, an increase from an Adjusted EBITDA loss of $275 thousand or $0.02 per basic and diluted share, for the same period in 2011. (See the important discussion about the presentation of non-GAAP financial measures, and a reconciliation to the most directly comparable GAAP financial measures, below.)

•	Balance Sheet: MeetMe cash and cash equivalents totaled $5.9 million at June 30, 2012.

Operating and Business Highlights

•	Core Platform (MeetMe) monthly active users (MAUs) totaled 3.18 million as of June 30, 2012, an increase of 30% year-over-year.
•	Core Platform daily active users (DAUs) totaled 1.03 million as of June 30, 2012, an increase of 38% year-over-year.
•	Mobile MAUs were 1.67 million as of June 30, 2012, an increase of 94% year-over-year.
•
We also completed the rebrand of myYearbook to MeetMe across the company’s major platforms, including the web, iPhone, Android, and mobile web. This was a major undertaking involving the entire company. We achieved our internal deadline and delivered one month ahead of the July expectations we set with investors.

•
TechCrunch carried our Rebrand Launch Announcement. To mark the occasion, we also created a YouTube video called MeetMe at the Bar which received over 1 million views reaching as high as #11 in YouTube’s list of “Most Popular Videos Around the Web.”

•	Mobile revenue grew 73% sequentially over the first quarter and 152% vs. the same period a year ago, to $1.3 million, increasing the share of mobile revenue to more than 50%.
•
The Games studio in Brazil was shutdown in June. The division was closed in order to aggressively accelerate the core mission of building the leading social network for meeting new people, and to focus on growing the core MeetMe platform globally.

•
We launched mobile offer walls on iPhone and Android to enhance virtual currency monetization and enable users to earn virtual currency by completing Offers such as installing Android apps or watching incented iPhone videos.

Summary Financial Information and Operational Metrics(1)

		2Q11	2Q12	Change
2Q Financial Highlights (millions)
Revenue – Advertising		$0.1	$6.9	6,800%
Revenue – Virtual Currency		$1.5	$6.2	313%
Revenue – Total(2)		$1.6	$13.1	706%
Net Loss Allocable To Common Shareholders		$2.3	$3.8	65%
Adjusted EBITDA	$	(0.3)	$1.8	n/a

2Q Web and Mobile Metrics (millions)		2Q11	2Q12	Change
Registered Users – New in 2Q		4.6	3.0	(33%)
Registered Users – Cumulative		38.2	84.6	121%
Core Platform Monthly Active Users – Average(3)		2.8	3.2	15%
Total Visits (4)		48.4	338.2	599%
Total Page Views (4)		583.1	9,762.0	1,574%

Reconciliation of Combined Revenue (millions)(5)		2Q11	2Q12
MeetMe, Inc. - As Reported		$1.6	$13.1
myYearbook – pre-merger		$7.3	n/a
Combined Revenue		$8.9	$13.1

(1)	Summary Financial Information and Operational Metrics reflect MeetMe, Inc. as the reporting entity, and not combined data, unless otherwise noted.

(2)	Figures may not add due to rounding.

(3)	Core platform for 2Q11 represents quepasa.com. Core platform for 2Q12 represents meetme.com and its mobile applications.

(4)	Excludes iOS application and device metrics

(5)	See Use of Non-GAAP Financial Information below for important disclosure on combined revenue.

Webcast and Conference Call Details

MeetMe will host a conference call to discuss its second quarter 2012 financial results this afternoon at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free 1-888-846-5003, or toll/international 1-480-629-9856. A webcast will also be available at the following link: http://public.viavid.com/index.php?id=101162. A replay of the call will also be available at the investors section of meetmecorp.com for one year.

MEETME, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,886,970	$8,271,787
Accounts receivable, net of allowance of $486,510 and $270,210, at June 30, 2012 and December 31, 2011, respectively	14,696,770	10,293,752
Notes receivable - current portion, including $0 and $559 of accrued interest, at June 30, 2012 and December 31, 2011, respectively	139,010	169,955
Prepaid expenses and other current assets	1,056,786	1,082,184
Restricted cash	-	275,000
Current asset from discontinued operations	54,955	149,796
Total current assets	21,834,491	20,242,474

Goodwill, net	70,646,036	70,646,036
Goodwill from discontinued operations, net	-	2,402,446
Intangible assets, net	7,725,743	8,567,772
Property and equipment, net	5,034,901	4,318,619
Property and equipment from discontinued operations, net	15,409	90,075
Other assets	379,474	385,683
Other assets from discontinued operations	-	151,591
Total assets	$105,636,054	$106,804,696

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,559,196	$2,054,851
Accrued expenses and other liabilities	2,885,897	1,318,594
Current liabilities from discontinued operations	702,018	629,620
Deferred revenue	226,337	316,863
Accrued dividends	69,455	169,455
Unearned grant income	8,380	9,040
Current portion of long-term debt	2,616,252	2,405,191
Total current liabilities	9,067,535	6,903,614

Long term debt, net of discount	9,267,239	9,255,508
Total liabilities	18,334,774	16,159,122

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares:
Convertible preferred stock Series A, $.001 par value; authorized - 1,000,000 shares; no shares issued and outstanding at June 30, 2012, Liquidation preference of $2,500,000	-	-
Convertible preferred stock Series A-1, $.001 par value; authorized - 5,000,000 shares; 1,000,000 shares issued and outstanding at June 30, 2012 and December 31, 2011.	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 36,372,578 and 36,145,084 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	36,374	36,146
Additional paid-in capital	272,417,267	269,974,789
Accumulated deficit	(184,597,987)	(178,903,412)
Accumulated other comprehensive loss	(555,374)	(462,949)
Total stockholders’ equity	87,301,280	90,645,574
Total liabilities and stockholders’ equity	$105,636,054	$106,804,696

MEETME, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues	$13,054,861	$1,620,473	$23,450,590	$3,864,037
Operating Costs and Expenses:
Sales and marketing	1,676,243	280,048	3,442,639	627,846
Product development and content	8,224,749	1,436,700	14,721,208	3,059,795
General and administrative	2,379,313	944,449	4,323,846	1,850,271
Depreciation and amortization	965,155	93,521	1,863,539	179,691
Acquisition and restructuring costs	247,877	69,166	537,944	436,917
Total Operating Costs and Expenses	13,493,337	2,823,884	24,889,176	6,154,520
Loss from Operations	(438,476)	(1,203,411)	(1,438,586)	(2,290,483)
Other Income (Expense):
Interest income	4,318	17,474	9,892	34,034
Interest expense	(288,216)	(151,219)	(586,284)	(301,205)
Other income (expense), net	497	574	1,030	1,170
Total other income (expense)	(283,401)	(133,171)	(575,362)	(266,001)
Loss before income taxes	(721,877)	(1,336,582)	(2,013,948)	(2,556,484)
Income taxes	-	-	-	-
Net loss from continuing operations	$(721,877)	$(1,336,582)	$(2,013,948)	$(2,556,484)
Loss from discontinued operations, net of taxes	$(3,114,040)	$(970,026)	$(3,680,627)	$(1,239,250)
Net loss	$(3,835,917)	$(2,306,608)	$(5,694,575)	$(3,795,734)
Preferred stock dividends	-	(12,830)	-	(40,705)
Net Loss Allocable To Common Shareholders	$(3,835,917)	$(2,319,438)	$(5,694,575)	$(3,836,439)

Basic and diluted net loss per common shareholders:
Continuing operations	$(0.02)	$(0.08)	$(0.06)	$(0.16)
Discontinued operations	$(0.09)	$(0.06)	$(0.10)	$(0.08)
Basic and diluted net loss per common shareholders:	$(0.11)	$(0.14)	$(0.16)	$(0.23)
Weighted Average Number of Shares
Outstanding, Basic and Diluted:	36,240,472	16,037,343	36,306,886	16,344,063

Net Loss	$(3,835,917)	$(2,319,438)	$(5,694,575)	$(3,836,439)
Foreign currency translation adjustment	(144,458)	213,296	(92,425)	244,770
Comprehensive Loss	$(3,980,375)	$(2,106,142)	$(5,787,000)	$(3,591,669)

MEETME, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted EBITDA

	For the Three Months Ended			For the Three Months Ended			For the Three Months Ended
	June 30, 2012	Per Basic Share	Per Diluted Share	June 30, 2011	Per Basic Share	Per Diluted Share	March 31, 2012	Per Basic Share	Per Diluted Share

Net loss from continuing operations allocable to common shareholders	$(721,877)	$(0.02)	$(0.02)	$(1,336,582)	$(0.08)	$(0.08)	$(1,292,071)	$(0.03)	$(0.03)
Interest expense	288,216	0.01	0.01	151,219	0.01	0.01	298,068	0.01	0.01
Depreciation and amortization	965,155	0.02	0.02	93,521	0.01	0.01	898,384	0.02	0.02
Amortization of stock based compensation	1,068,505	0.03	0.03	747,737	0.04	0.04	810,081	0.02	0.02
Acquisition and restructuring costs	247,877	0.01	0.01	69,166	0.00	0.00	290,067	0.01	0.01
Adjusted EBITDA	$1,847,876	$0.05	$0.05	$(274,939)	$(0.02)	$(0.02)	$1,004,529	$0.03	$0.03

Weighted average number of shares outstanding, Basic	36,240,472			16,037,343			36,189,173

Weighted average number of shares outstanding, Dilutive	40,414,856			16,037,343			41,800,383

	For the Six Months Ended			For the Six Months Ended
	June 30, 2012	Per Basic Share	Per Diluted Share	June 30, 2011	Per Basic Share	Per Diluted Share

Net loss from continuing operations allocable to common shareholders	$(2,013,948)	$(0.06)	$(0.05)	$(2,556,484)	$(0.16)	$(0.16)
Interest expense	586,284	0.02	0.01	301,205	0.02	0.02
Depreciation and amortization	1,863,539	0.05	0.05	179,691	0.01	0.01
Amortization of stock based compensation	1,878,586	0.05	0.05	1,550,914	0.09	0.09
Acquisition and restructuring costs	537,944	0.02	0.01	436,917	0.03	0.03
Adjusted EBITDA	$2,852,405	$0.08	$0.07	$(87,757)	$(0.01)	$(0.01)

Weighted average number of shares outstanding, Basic	36,306,886			16,344,063

Weighted average number of shares outstanding, Dilutive	41,803,967			16,344,063

About MeetMe, Inc.
MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (MEET: NYSE MKT). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. The MeetMe brand grew out of the merger of myYearbook and Quepasa in November 2011. With 60% of traffic coming from mobile, MeetMe is transforming how people discover one another in a mobile-first world. The company operates MeetMe.com, Quepasa.com, and MeetMe apps on iPhone and Android.

Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the internationalization of our mobile products, beliefs regarding mobile monetization, the anticipated launch of MeetMe in Spanish and Portuguese and the transition of Quepasa.com users to MeetMe.com.  All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include: the risk that unanticipated events affect the internationalization of our mobile products, the acceptance of our new brand internationally, issues that affect the functionality of our mobile application with popular mobile operating systems, any changes in such operating systems that degrade our mobile application’s functionality and other unexpected issues which could adversely affect usage on mobile devices, the effectiveness of our mobile software on smartphones and tablets, the willingness of our users to purchase virtual credits on their mobile devices, the willingness of users to try new product offerings and the willingness of Quepasa.com users to change to the MeetMe.com brand.  Further information on our risk factors is contained in our filings with the SEC, including the Form 10-Q for the quarter ended March 31, 2012 and the Form 10-K for the year ended December 31, 2011.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Disclosures
•	Approximately 31% of MeetMe revenues for the three months ended June 30, 2012 came from one company of which a director of MeetMe is an officer or director.

Regulation G – Non-GAAP Financial Measures
The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  We refer you to the reconciliations above.

On November 10, 2011, Quepasa Corporation and Insider Guides, Inc., owner of social network myYearbook, merged. The combined revenue results for the first quarter 2011 give effect to the merger as if it had been completed as of January 1, 2011. The combined revenue data is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period. The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company defines Adjusted EBITDA from continuing operations as earnings (or loss) before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Contact:
Robin Shallow
EVP Communications & Public Relations
MeetMe, Inc.
(215) 862-7823
robin@meetme.com
Follow us on Twitter @meetme

Investor Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
MeetMe, Inc.
(215) 862-1162 x266
brian@meetme.com
Follow us on Twitter @meetmecorp